UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 19, 2025

TRIO-TECH INTERNATIONAL
(Exact Name of Registrant as Specified in Its Charter)

California	1-14523	95-2086631
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Block 1008 Toa Payoh North, Unit 03-09
Singapore 318996
(Address of Principal Executive Offices) (Zip Code)

(65) 6265 3300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	TRT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b2 of the Securities Exchange Act of 1934 (17 CFR 240.12b2) Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K amends the Current Report on Form 8-K filed by TrioTech International (“TrioTech”) on December 19, 2025 (the “Original 8-K”) to provide Item Number information that was omitted due to clerical error when the Original 8-K was filed. No other information has been changed from the Original 8-K and this Amendment No. 1 only serves to update the Securities and Exchange Commission's EDGAR filing system with correct filing information.

Item 8.01 Other Events.

On December 19, 2025, Trio-Tech International (the “Company”) announced that the Company’s Board of Directors approved a two-for-one forward stock split (the “Stock Split”) of the Company’s issued common stock to be effected through the filing of an amendment to the Company’s Articles of Incorporation (the “Amendment”) with the Secretary of the State of California. As a result of the Stock Split, each shareholder of record as of the close of trading on December 29, 2025 (the “Record Date”) will receive, after the close of trading on January 2, 2026, one additional share for every share held on the Record Date. Trading is expected to begin on a split-adjusted basis on January 5, 2026. The number of shares of the Company’s authorized common stock will remain unchanged.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits Index

Exhibit No.	Description

99.1	Press Release dated December 19, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIO-TECH INTERNATIONAL

Date: December 19, 2025	By:	/s/ Srinivasan Anitha
Srinivasan Anitha Chief Financial Officer